AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON JULY 8, 1996

                                                      Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ------------------

                            STREAMLOGIC CORPORATION
            (Exact name of registrant as specified in its charter)

           DELAWARE                                         95-3093858
  (State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

     21329 NORDHOFF STREET
     CHATSWORTH, CALIFORNIA                                    91311
(Address of principal executive offices)                    (Zip Code)

                               ------------------

                    THE STOCK OPTION PLAN FOR EXECUTIVE AND
                   KEY EMPLOYEES OF STREAMLOGIC CORPORATION

                               ------------------

                                                     Copy to:
        LEE N. HILBERT                       BRIAN G. CARTWRIGHT, ESQ.
     CHIEF FINANCIAL OFFICER                     LATHAM & WATKINS
     STREAMLOGIC CORPORATION                   633 WEST FIFTH STREET
      21329 NORDHOFF STREET                         SUITE 4000
   CHATSWORTH, CALIFORNIA 91311             LOS ANGELES, CALIFORNIA 90071
          (818) 701-8400                            (213) 485-1234

(Name, address, including zip code,
and telephone number, including area
     code, of agent for service)


                        Calculation of Registration Fee

=======================================================================================
                                                                Proposed
                                  Amount         Proposed       Maximum
                                 of Shares       Maximum       Aggregate    Amount of
    Title of Each Class of         to be      Offering Price    Offering   Registration
 Securities to be Registered     Registered    Per Share (2)     Price       Fee (2)
- ---------------------------------------------------------------------------------------
Common Stock
$1.00 par value (1)                750,000        $3.75        $2,812,500   $1,069.83

Preferred Share
Purchase Rights (3)                750,000          (3)        (3)          (3)

(Cover continued on next page)

(1) The Stock Option Plan for Executive and Key Employees of StreamLogic Corporation (the "Employee Plan") authorizes the issuance of a maximum of 3,150,000 shares. However, 2,400,000 of the shares that may ultimately be issued upon exercise of options under the Employee Plan have already been registered pursuant to Form S-8 Registration Statements Nos. 33-64706, 33-22619, 33-29469, 33-42454 and 33-55737.

(2) Pursuant to Rule 457(c), the proposed maximum offering price per share and the amount of the registration fee are based upon the average of the high and low prices for the Company's Common Stock in the over-the-counter market, as reported on the NASDAQ National Market System on July 1, 1996.

(3) Rights are attached to and trade with Common Stock of the Company. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock, and the full fee based on such market price is being paid.

                                     PART I

          This Registration Statement covers additional securities registered for issuance under The Stock Option Plan for Executive and Key Employees of StreamLogic Corporation. The contents of the prior Form S-8 Registration Statements of StreamLogic Corporation relating to said plan, Nos. 33-64706, 33-22619, 33-29469, 33-42454 and 33-55737, are incorporated herein by reference.


                                    PART II

Item 3.  Incorporation of Documents by Reference

       The following documents filed with the Commission by StreamLogic Corporation, a Delaware corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement by reference:

       A. The Company's Transition Report on Form 10-K, as amended, for transition period ended March 29, 1996;

       B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since March 29, 1996; and

       C. Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 filed with the Commission on March 15, 1991 (No. 33-39411).

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.  Exhibits

       5.1   Opinion of Latham & Watkins

       23.1  Consent of Ernst & Young LLP

       23.2  Consent of Latham & Watkins (included in Exhibit 5.1)

       24    Power of Attorney (included on page 4)

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, California, on this 28th day of June, 1996.

                                        STREAMLOGIC CORPORATION

                                        By:    /s/ Lee N. Hilbert
                                           -----------------------------
                                                   Lee N. Hilbert
                                              Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes J. Larry Smart and Lee N. Hilbert, or either of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

    SIGNATURE               TITLE                              DATE
    ---------               -----                              ----

   /s/ J. Larry Smart       President, Chairman of the         June 28, 1996
- ------------------------    Board and Director (Principal
    J. Larry Smart          Executive Officer)


   /s/ Lee N. Hilbert       Chief Financial Officer            June 28, 1996
- ------------------------    (Principal Financial
    Lee N. Hilbert           and Accounting Officer)

/s/ Ericson M. Dunstan      Director                           June 28, 1996
- ------------------------
  Ericson M. Dunstan

 /s/ Chriss W. Street       Director                           June 28, 1996
- ------------------------
   Chriss W. Street

 /s/ Greg L. Reyes, Jr.     Director                           June 28, 1996
- ------------------------
   Greg L. Reyes, Jr.


                               INDEX TO EXHIBITS

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

EXHIBIT                                                  PAGE
- -------                                                  ----
5.1       Opinion of Latham & Watkins                     6

23.1      Consent of Independent Auditors                 7